UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2019

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S. Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 28, 2019, the Board of Directors of United Insurance Holdings Corp. (the “Company”) adopted an amendment to the Company’s By-Laws (the “By-Law Amendment”) to provide that, in an uncontested election of directors, members of the Board of Directors will be elected by a majority of the votes cast with respect to that director, rather than by plurality voting. Plurality voting is retained for contested elections. The By-Law Amendment became effective immediately upon adoption by the Board of Directors.

Under the Company’s Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “against” his or her election than “for” votes must tender his or her resignation promptly following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make a recommendation to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 120 days from the certification of the vote and will publicly disclose its decision.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the By-Law Amendment. The By-Law Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment to the By-Laws, as adopted on March 28, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
April 1, 2019	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (principal financial officer and principal accounting officer)